UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 6, 2010 (the “Effective Date”), MasTec, Inc., a Florida corporation (the “Company” and, including its subsidiaries, “MasTec”) and its wholly owned subsidiary MasTec North America, Inc. entered into a Purchase Option Agreement (the “Option Agreement”) with Red Ventures LLC (“Red Ventures”) and certain of Red Ventures’ affiliates, which grants Red Ventures a purchase option (the “Option”) to acquire MasTec’s wholly owned subsidiary, DirectStar TV, LLC and its subsidiaries (“DirectStar”) and simultaneously terminated Red Ventures’ prior purchase option for DirectStar.

Pursuant to the Option Agreement, Red Ventures has an option to purchase DirectStar from MasTec, at any time from January 1, 2011 to September 30, 2011 for an amount equal to the sum of: (i) the shareholders equity of DirectStar as of May 31, 2010, (ii) five percent (5%) of the adjusted net income (generally, the net income (loss) before provision of income taxes) of DirectStar from January 1, 2010 until the last day of the month immediately prior to the date of the sale and (iii) the Factor (as defined in the Option Agreement). The foregoing description of the Option Agreement and terms of the Option is only a summary and is qualified in its entirety by reference to the full text of the Option Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 — Purchase Option Agreement dated July 6, 2010, among MasTec, Inc., MasTec North America, Inc., Red Ventures LLC and certain other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: July 9, 2010	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Option Agreement dated July 6, 2010, among MasTec, Inc., MasTec North America, Inc., Red Ventures LLC and certain other parties named therein.